Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


                                   KBL, L.L.P.
                                 67 Wall Street
                               New York, NY 10019





The Board of Directors
Silver Screen Studios, Inc.

We hereby consent to the incorporation by reference in the Registration Statement of Silver Screen Studios, Inc. on Form S-8, of our report dated March 8, 2006, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) of Silver Screen Studios, Inc. for the year ended December 31, 2005 and to all references to our firm included in the Registration Statement.





                                     /s/ KBL, LLP, Certified Public Accountants
                                    -------------------------------------------
                                    KBL, LLP